CHINA PHARMA HUB CORP

2010 Review

Annual Shareholder Letter



March 2011

"Well done is better than well said."
– Benjamin Franklin



Our Value Drivers

CPC NuLife

Y-90 embedded microsphere device to treat inoperable liver cancer, etc. with estimated market size of ~$3 billion plus.

3

Akanas Therapeutics

Humanized Antibody service platform, producing antibodies which are superior to those currently available on the market, with estimated market size of ~$30 billion plus.

5

Dear Stockholder,

2010 was an instrumental year for China PharmaHub Corp. We built the foundations of the company, establishing it as a central hub for the acquisition and/or licensing, development, and commercialization of biopharmaceutical products in the U.S. and China as well as a premier licensing partner.

We took the company public through a merger with an existing public company, opened a second office in Boston and built a presence in China. In addition, we executed on our corporate strategy, securing a combination of in-licensing agreements and exclusive distribution agreements and creating project-specific subsidiaries. We are dedicated to continuing to secure similar arrangements and establishing more product-focused subsidiaries in the years ahead.




←22-51
WALL ST

Innovation
+
Partnership
=
Opportunity

A "World-Hub" to China... and a "China Hub" to the World.

We are clearly focused on two main goals. First, we look to in-license novel drug candidates to China for clinical trials and further development. We also seek to out-license the worldwide rights of novel drug candidates that show promising results from China trials to major pharmaceutical companies in the U.S. and Europe.

For certain innovative products, we create a subsidiary company to focus on development and commercialization, ensuring specially-tailored expertise wherever we feel the opportunity is the greatest for us. We also established four advisory boards designed to provide more specialized counsel.

China's economy continues to grow, and its pharmaceutical market is booming. More novel drugs are coming from companies in China, with a growing number seeking to take their technologies to the rest of the world.

Our advantage is that we can help companies reach worldwide value faster and at a far lower cost. Clinical development in China has many advantages, most notably a large patient pool, lower costs and ample funding sources, along with government support. Beyond our U.S. base, China PharmaHub has established relationships with Chinese government agencies and a network of more than 3000 hospitals and potential sales channels in China through our various partnerships.



SIRT

FDA-approved treatment model

What is SIRT?

SIRT is short for Selective Internal Radiation Therapy (SIRT). NuLife Spheres are irradiated high-precision glass spheres emitting beta rays, delivered via a catheter directly to tumor sites treating patients with inoperable liver cancer (Hepatocellular carcinoma "HCC")

What are our competitive advantages?

- 600,000 deaths worldwide for HCC;
- 50% deaths occur in China (where this treatment is currently not available);
- PharmaHub has identified distribution to more than 600 hospitals in China.

CPC NuLife, Inc.

NuLife Spheres

Our goat is to transform and improve liver cancer treatments, helping to bring hope to the largest unmet liver cancer patient population in the world.

From a clinical perspective, our collaboration with China's National Engineering Research Center for the Development of New Drugs provides us with the opportunity to conduct trials for promising drugs candidates in China and to market these drugs globally. At the same time, we continue to expand our network of partners and experts in both the U.S. and China.

We achieved a number of significant accomplishments in 2010, executing multiple exclusive licensing arrangements for both late-stage and preclinical projects, some addressing existing multibillion-dollar markets.

Most notably, we advanced our late-stage asset, CPC001, an irradiated microsphere device used for the treatment of liver cancer. We established a subsidiary, CPC NuLife, Inc., to focus on the commercialization of this asset, for which we have an exclusive distribution agreement with a global leader in precision glass technology. We are excited to help bring this important treatment to the Greater China Region and Southeast Asia, areas that will greatly benefit from this cost-effective, outpatient therapy, and to the U.S. and Europe when we obtain approval in these regions. We have plans to begin pivotal trials with CPC001 before the end of 2011.



During the year, we also formed two joint-venture subsidiaries, Akanas Therapeutics and MediTherX, both dedicated to the commercialization of humanized antibody technologies, with MediTherX specifically focused on epidermal growth factor receptor (EGFR) antibodies.

To further strengthen our network of assets in the China region and worldwide, we have signed agreements with several Chinese pharmaceutical companies and global healthcare product companies, also adding to the potential of China PharmaHub's portfolio of products. Our exclusive distribution agreements with Integrated Biometrics, a provider of high performance fingerprint biometric identity solutions, and Illumibrite, which markets the Illumibrite Professional Teeth Whitening System and Gel Savers Trays, underscore our efforts to fill unmet market needs for U.S. healthcare products in the China region. We plan to begin commercializing these ready-to-market products in 2011.

In addition, in early 2011, we signed an exclusive licensing deal with the University of California, San Diego, for a universal donor blood technology that has the potential to mass-produce red blood cells from embryonic stem cells to be used for blood transfusions. This agreement not only showcases the strengths of our business model and our ability to partner with premier research institutes, but it also strengthens our broader intellectual property position.





Our Value Drivers

At PharmaHub, partnership is our winning business model. We believe the unique technologies we have acquired with the partnerships we established and continue to develop both in the U.S. and in China will accelerate commercialization of improved advantageous treatments and help to bring hope and quality of life to patients and their families worldwide.

3 MediTherX

EGFR humanized antibody candidates, treating head & neck cancer, with estimated market size of $2.7 Billion plus.

4 Universal Blood Technology

Producing and proliferating red blood cells from embryonic stem cells, with estimated market size of $36 Billion plus.

5 Ready-to-market

PharmaHub has obtained exclusive distribution rights to Illumibrite Teeth Whitening System and Integrated Biometrics. Both are ready-to-market products, which we are introducing to China.

We look forward to continue to build the company and create value for our shareholders in the coming year through our unique combination of in-licensing agreements, exclusive distribution agreements and the creation of project-specific subsidiaries. The execution of these goals will further expand China PharmaHub's network and resources in China and across the globe.

We thank you for your continued support and look forward to providing you with updates on our progress in the future.

Richard Lui
Founder and Chief Executive Officer

Forward-Looking Statements

This Shareholder Letter, together with news release titled China PharmaHub Reviews 2010 and Recent Accomplishments and other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein.


PharmaHub delivers results



Contact Us

Headquarter:

20955 Pathfinder Road, Suite 100,
Diamond Bar, CA 91007
Tel: (909) 843-6388
Fax: (877) 849-9553
Email: ir@chnpharmahub.com

Boston Location:
1 Broadway-14th Floor,
Cambridge, MA 02142
Tel: (617) 475-1539